CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Registration Statement on Form N-1A of The GKM Funds and to the use of our report dated September 19, 2006 on the GKM Growth Fund's (a series of shares of The GKM Funds) financial statements and financial highlights as of and for the year ended July 31, 2006. Such financial statements and financial highlights appear in the 2006 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.





                                              BRIGGS, BUNTING & DOUGHERTY, LLP

PHILADELPHIA, PENNSYLVANIA
SEPTEMBER 29, 2006